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                                                                 EXHIBIT 10.3(a)

           FORM OF PERFORMANCE-ACCELERATED RESTRICTED STOCK AGREEMENT
                   UNDER 1992 RESTRICTED STOCK INCENTIVE PLAN

                              * * * * * * * * * * *

                                                      RESTRICTED STOCK AGREEMENT

Date:
      ---------------

Participant:
             ----------------

Number of Shares:
                  ----------------

     Restricted Stock Agreement ("Agreement") made as of the date specified above by and between First Tennessee National Corporation (the "Company"), acting with the prior approval of the Human Resources Committee (the "Committee") of the Board of Directors and the employee whose name is specified above, who is an employee of the Company, or one or more of its subsidiaries, (the "Participant").

     In consideration of the covenants hereinafter set forth, the Company and the Participant agree as follows:

     1. Award. Pursuant to the terms of the First Tennessee National Corporation 1992 Restricted Stock Incentive Plan (the "Plan"), the Company hereby grants to the Participant the number of shares specified above (the "Shares") of common stock of the Company, par value $0.625 per share (the "Common Stock"), subject to the Restrictions and other conditions hereinafter set forth. So long as any Shares are subject to the Restrictions set forth in Section 4 hereof, such Shares shall be deemed to be, and shall be referred to herein as, Restricted Shares.

     2. Certificates. Each certificate evidencing Restricted Shares shall be deposited with the Treasurer of the Company, accompanied by a stock power in blank executed by the Participant, and shall bear the following legend:

     "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risk of forfeiture and restrictions on transfer) contained in the First Tennessee National Corporation 1992 Restricted Stock Incentive Plan and a Restricted Stock Agreement entered into between the registered owner and First Tennessee National Corporation. Release from such terms and conditions shall occur only in accordance with the provisions of such Plan and Agreement, a copy of each of which is filed with the Secretary of First Tennessee National Corporation."

     3. Adjustments in Restricted Shares. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall make equitable adjustments in the Restricted Shares corresponding to adjustments made by the Committee in the number and class of shares of Common Stock which may be issued under the Plan. Any new, additional or different shares to which the Participant shall be entitled in respect of Restricted Shares by reason of such adjustment shall be deemed to be Restricted Shares and shall be subject to the same terms, conditions, and restrictions as the Restricted Shares so adjusted.

     4. Restrictions. During applicable periods of restriction determined in accordance with Section 6 of this Agreement, Restricted Shares, and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, and shall be subject to the risk of forfeiture contained in Section 5 of this Agreement (such limitations on transferability and risk of forfeiture being collectively called the "Restrictions"), but the Participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and receive dividends on Restricted Shares.

     5. Forfeiture of Restricted Shares. In the event that the Participant (a) voluntarily terminates his employment with the Company (including its




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subsidiaries), (b) is discharged from employment with the Company (including its subsidiaries) as a result of his failure (not caused by death or disability) to perform the duties of his position faithfully and to the best of his ability, or
(c) is reassigned to a position which, in the opinion of the Committee, reduces the Participant's opportunity to make an impact upon the profitability of the Company through his/her decisions, actions and counsel (the events described in the foregoing clauses (a), (b), and (c) being called herein "Events of Forfeiture"), all Shares which at the time are Restricted Shares shall be forfeited by the Participant to the Company without payment of any consideration by the Company, and neither the Participant, nor any successor, heir, assign or personal representative of the Participant, shall have any further right to or interest in such Restricted Shares or the certificate or certificates evidencing them. Notwithstanding anything herein to the contrary, if a Change in Control
(as defined in Section 9) occurs and if, prior to the date on which the Change in Control occurs, the Participant's employment with the Company is terminated or the Participant is reassigned to a position within the meaning of Section
5(c) and if it is reasonably demonstrated by the Participant that such termination of employment or reassignment of position (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement no Shares which at the time are Restricted Shares shall be forfeited by the Participant to the Company upon such termination or reassignment, and all Restrictions with respect to such Shares shall lapse upon the Change in Control.

     6. Lapse of Restrictions.

     (a) Subject to clauses (b) and (c) of this Section 6, the Restrictions shall lapse with respect to Restricted Shares in accordance with the following schedule:

Date                                Number of Shares
----                                ----------------
[tenth anniversary of grant date]   All Shares

     (b) If the Participant's employment with the Company (including its subsidiaries) ends as a result of any event other than an Event of Forfeiture, all Restrictions shall forthwith lapse as to all Restricted Shares.

     (c) Notwithstanding the provisions of clause (a), but subject to clause (b) of this Section 6, the Restrictions shall lapse with respect to the Restricted Shares in accordance with the following schedule if the performance criteria established by the Committee for the performance period at the beginning of such period (or on the date hereof for the initial performance period) are achieved:

Performance Period                                      Number of Shares   Date of Lapse
------------------                                      ----------------   -------------
[three calendar years beginning year of grant]            ____________     [April of year following perf. period]
[three calendar years beginning 1st year after grant]     ____________     [April of year following perf. period]
[three calendar years beginning 2nd year after grant]     ____________     [April of year following perf. period]

Each lapse of Restrictions provided for in this clause (c) is noncumulative. In other words, if performance criteria for any performance period are not achieved, Restrictions with respect to the indicated Restricted Shares shall not lapse until the date specified in clause (a).

     (d) Upon lapse of the Restrictions in accordance with this Section 6 or
Section 9, new certificates evidencing the Shares with respect to which the Restrictions have lapsed, without the foregoing restrictive legend, shall be issued to the Participant or his legal representative, against cancellation of the legended certificates. Each such new certificate shall bear a legend reflecting any restrictions upon the transferability of such Shares imposed by law, such as the Securities Act of 1933.

     7. Valuation of shares. For purposes of this Agreement, the fair market value of the Shares on any date (a "Valuation Date") shall be deemed to be the mean between the highest and lowest selling prices of the Common Stock on Valuation Date as quoted by NASDAQ's national list of over-the-counter securities as reported in The Wall Street Journal over-the-counter markets, or other authorized sources, or, in the event the common stock is not traded on a Valuation Date, the average of the mean between such highest and lowest prices on the last trading day preceding, and the first trading day following, the Valuation Date. Provided, however, if the Common Stock is listed on a national


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securities exchange the fair market value of the Shares shall be deemed to be the mean between the highest and lowest selling prices of the Common Stock on the exchange on the Valuation Date, or, in the event the Common Stock is not traded on a Valuation Date, the average of the mean between such highest and lowest selling prices of the Common Stock on such exchange on the last trading day preceding, and the first trading day following, the Valuation Date.

     8. Withholding Requirements. Whenever payments hereunder are to be made in cash, or Restrictions lapse with respect to Restricted Shares, the Company shall have the right to withhold from sums due to the Participant (or to require the Participant to remit to the Company) an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to making such payments or delivering any certificate evidencing such Shares.

     9. Change in Control. Notwithstanding anything herein to the contrary, all Restrictions with respect to the Restricted Shares imposed by the Plan or this Agreement shall lapse immediately upon a Change in Control (as defined in the following sentence). A "Change in Control" means the occurrence of any one of the following events:

          (I) individuals who, on January 21, 1997, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 21, 1997, whose election or nomination for election was approved by a vote of at least three-fourths (3/4) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (ii) any "Person" (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in
     Section 13(d) or Section 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Company or any entity in which the Company directly or indirectly beneficially owns more than 50% of the voting securities or interests (a "Subsidiary"), (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

          (iii) the shareholders of the Company approve a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or


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          (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

     Computations required by paragraph (iii) shall be made on and as of the date of shareholder approval and shall be based on reasonable assumptions that will result in the lowest percentage obtainable.

     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a change in control of the Company shall then occur.

     10. Tax Elections. The Participant agrees not to make an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for federal income tax purposes the value of the Restricted Shares in the year in which this Agreement is made.

     11. Deferrals. Section 16 of the Plan permits certain participants, whose Agreement so provides, to make deferral elections with respect to an award under the Plan. Participant is eligible to make a deferral election pursuant to
Section 16 of the Plan with respect to one or more deferral periods by complying with the provisions of Section 16.

     12. Effect on Employment. Nothing contained in this Agreement shall confer upon the participant the right to continue in the employment of the Company (including its subsidiaries) or affect any right which the Company (including its subsidiaries) may have to terminate the employment of the Participant.

     13. Amendment. This Agreement may not be amended except with the consent of the Committee and by a written instrument duly executed by the Participant and the Company.

     14. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, each of the Company and the Participant has executed and delivered this Agreement as of the day and year first above written.

ATTEST                                    FIRST TENNESSEE NATIONAL CORPORATION


By:                                       By:
    ----------------------------------        ----------------------------------
                    , Secretary               [Name of Authorized Officer]
--------------------                          [Title of Authorized Officer]

--------------------------------------
   Participant


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